UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 6, 2012 (July 2, 2012)

Competitive Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8696	36-2664428
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1375 Kings Highway East, Fairfield, Connecticut	06824
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:	(203) 368-6044

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry Into a Material Definitive Agreement

On July 2, 2012 Competitive Technologies, Inc. (the “Company”) entered into a five-year extension to its agreement for the Calmare® pain therapy device utilizing "Scrambler Therapy"® technology.  The agreement with Professor Giuseppe Marineo and Delta Research & Development, originally dated April 1, 2011, provided a five-year term expiring March 30, 2016 which has now been extended to March 30, 2021.

In a related decision, CTTC has chosen to concentrate its sales and marketing programs for the Calmare device primarily in the Western Hemisphere including the USA, Canada, Mexico and the countries of Central and South America, as well as Australia and New Zealand.  As opportunities arise for Calmare-related sales or distributorships activities in countries outside the focus region, CTTC will coordinate with Professor Marineo who will be managing such activities for the mutual benefit of the partners.

Item 8.01.  Other Events.

On July 6, 2012, the Company issued the press release filed herewith as exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

The following exhibits are filed herewith:

No.

Description

10.1

Amendment to the Amended, Restated and Extended Service and Representation Agreement effective April 1, 2011 between Professor Giuseppe Marineo, Delta Research and Development and Competitive Technologies, Inc., dated July 2, 2012.**

99.1

Press Release.

**Information in this Exhibit marked “[Confidential Information Omitted]” has been omitted pursuant to Rule 24b-2 of the Exchange Act, and has been filed separately with the Securities and Exchange Commission with a Confidential Treatment Application

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPETITIVE TECHNOLOGIES, INC.

(Registrant)

Dated: July 6, 2012

By:  \s\ Johnnie D. Johnson

Johnnie D. Johnson

Chief Executive Officer

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